Exhibit 99.1

FOR IMMEDIATE RELEASE

For media inquiries, contact:

Eric Armstrong, Citrix Systems, Inc.

(954) 267-2977 or eric.armstrong@citrix.com

For investor inquiries, contact:

Dawn Morris, Citrix Systems, Inc.

954-229-5990 or dawn.morris@citrix.com

Citrix Elects Thomas Hogan to Its Board of Directors

FORT LAUDERDALE, Fla. — Dec. 11, 2018 — Citrix Systems, Inc. (Nasdaq: CTXS) today announced the election of Thomas Hogan to its board of directors, effective immediately.

“We are fortunate to have Tom join the Citrix board,” said David Henshall, chief executive officer for Citrix. “Tom brings extensive executive management experience in sales, marketing, strategy, operations, and general and executive management. He will be a strong advisor for us as we continue to evolve our business.”

Hogan began his career at IBM in sales before moving to Siebel where his role expanded to include sales and sales operations globally. After Siebel, Hogan led a turnaround at Vignette as chief executive officer. Then at HP, Hogan served as executive vice president of sales, marketing and strategy for the enterprise business. Today, Hogan is chairman and CEO of Kony Solutions, a pre-IPO market leader in digital experience development platforms.

Hogan will join the audit committee of the Citrix board and qualifies as an independent director.

About Thomas Hogan

Hogan, 59, is currently chairman and CEO at Kony, Inc. Previously, he was executive vice president of CSC. Prior to CSC, he was executive vice president of sales and marketing for HP’s $57 billion enterprise business in 2010; and executive vice president of HP software from 2006 to 2009, during which time HP acquired a number of companies including Opsware and Mercury Interactive. Prior to HP, Hogan served as president and CEO of Vignette, and SVP of sales at Siebel Systems. Hogan began his career at IBM in 1982. He is also the founder and chairman of www.smartleisure.com.

Hogan holds a master’s degree from Northwestern’s Kellogg School of Management with distinction, and a BS in biomedical engineering from the University of Illinois.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. We help customers reimagine the future of work by providing the most comprehensive secure digital workspace that unifies the apps, data and services people need to be productive, and simplifies IT’s ability to adopt and manage complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the impact of the global economy and uncertainty in the IT spending environment, revenue growth and recognition of revenue, products and services, their development and distribution, product demand and pipeline, economic and competitive factors, the Company’s key strategic relationships, acquisition and related integration risks as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein. The development, release and timing of any features or functionality described for our products remains at our sole discretion and is subject to change without notice or consultation. The information provided is for informational purposes only and is not a commitment, promise or legal obligation to deliver any material, code or functionality and should not be relied upon in making purchasing decisions or incorporated into any contract.

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